Exhibit 99.1

Gulfport Energy Corporation Reports First Quarter 2012 Results

OKLAHOMA CITY (May 8, 2012) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the first quarter of 2012 and provided an update on its 2012 activities.

For the first quarter of 2012, Gulfport reported net income of $26.9 million on oil and natural gas revenues of $65.4 million, or $0.48 per diluted share. EBITDA (as defined below) for the first quarter of 2012 was $48.6 million and cash flow from operating activities before changes in working capital (as defined below) was $49.8 million.

Financial Highlights

•

Produced oil and natural gas sales volumes of 645,056 barrels of oil equivalent (“BOE”), or 7,089 barrels of oil equivalent per day (“BOEPD”), in the first quarter of 2012, a 24% year-over-year increase from the first quarter of 2011

•	Recorded net income of $26.9 million in the first quarter of 2012, a 27% year-over-year increase from the first quarter of 2011

•	Generated $48.6 million of EBITDA in the first quarter of 2012, a 42% year-over-year increase from the first quarter of 2011

Contribution

As previously announced, on May 7, 2012, Gulfport entered into a contribution agreement with Diamondback Energy, Inc. (“Diamondback Energy”), in which Gulfport agreed to contribute, prior to the closing of Diamondback Energy’s initial public offering, all of Gulfport’s oil and natural gas interests in the Permian Basin in exchange for (i) common stock representing 35% of Diamondback Energy’s outstanding common stock immediately prior to the closing of its initial public offering and (ii) approximately $63.6 million to be paid to Gulfport upon closing of such offering, subject to adjustment. Gulfport’s obligation to complete the proposed contribution is subject to various closing conditions, including Gulfport’s satisfaction with the terms of the Diamondback offering.

Production

For the first quarter of 2012, net production was 595,060 barrels of oil, 210,731 thousand cubic feet (“MCF”) of natural gas and 624,745 gallons of natural gas liquids (“NGL”), or 645,056 BOE. Net production for the first quarter of 2012 by region was 314,174 BOE at West Cote Blanche Bay (“WCBB”), 230,002 BOE at Hackberry, 90,714 BOE in the Permian Basin and an aggregate of 10,166 BOE in the Bakken, Niobrara and other areas.

Realized price for the first quarter of 2012, which includes transportation costs, was $107.56 per barrel of oil, $2.91 per MCF of natural gas and $1.29 per gallon of NGL, for a total equivalent price of $101.42 per BOE. Realized price for oil in the first quarter of 2012 reflects the impact of fixed price contracts for approximately 2,341 barrels of oil per day at a weighted average price of $108.76 before transportation costs and differentials. Gulfport currently has fixed price swaps in place for 3,000 barrels of oil per day at a weighted average price of $109.73 for the remainder of 2012.

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	1Q2012	1Q2011
Production Volumes:
Oil (MBbls)	595.1	472.1
Gas (MMcf)	210.7	164.9
NGL (MGal)	624.7	608.6
Oil Equivalents (MBOE)	645.1	514.1

Average Realized Price:

Oil (per Bbl)	$107.56	$95.73
Gas (per Mcf)	$2.91	$4.37
NGL (per Gal)	$1.29	$1.08
Oil Equivalents (BOE)	$101.42	$90.60

Subsequent to the first quarter of 2012, net production for the month of April averaged approximately 6,712 BOEPD.

Bank Redetermination

Gulfport recently completed its spring redetermination under its revolving credit facility which resulted in its borrowing base increasing from $125 million to $155 million, effective May 2, 2012. In connection with this process, Gulfport is pleased to announce that Credit Suisse, Deutsche Bank Trust Company Americas, and Iberiabank have joined The Bank of Nova Scotia, Amegy Bank National Association, Key Bank National Association, and Texas Capital Bank, N.A. as part of the Company’s expanded lender group.

Recent Operational Highlights

•

Gulfport reached total depth on its first horizontal well in the Utica Shale, encountering 123 feet of average vertical thickness within the Point Pleasant interval throughout the 8,143 foot horizontal lateral.

•

Grizzly Oil Sands ULC (“Grizzly”), in which Gulfport owns a 24.9% interest, completed the acquisition of 47,720 acres and 824 million barrels of contingent resources through its purchase of its May River property.

•	Grizzly believes it has delineated sufficient resource at Thickwood Hills to support the commercial development of the property and plans to file a project regulatory application in 2012.

•

Gulfport acquired 3,110 net acres located in Crockett County, Texas in an emerging horizontal play in the Permian and is currently participating in the drilling of its first horizontal well in the Permian, the Janey 16-H, located in Upton County, Texas.

•	Gulfport drilled a total of 15 wells in Southern Louisiana during the first quarter, completing 13 of the wells as productive and one well waiting on completion.

•

Seven rigs are currently active in Gulfport’s four core operating areas, with two rigs drilling in the Utica, two rigs drilling at Hackberry, two rigs drilling in the Permian and one rig drilling at WCBB.

Operational Update

Utica Shale

In the Utica Shale, Gulfport has reached total depth and set pipe on the Wagner 1-28H, its first horizontal well in the play. The well encountered an average vertical thickness of 123 feet within the Point Pleasant interval and was drilled to a total vertical depth of 8,673 feet with a 8,143 foot horizontal lateral. At present, Gulfport has two rigs active in the Utica drilling ahead on the second and third horizontal wells of 2012. Gulfport currently plans to rest its wells in the Utica Shale for a minimum of 60 days following completion prior to putting them on production.

Permian

In the Permian, five gross (2.4 net) wells were drilled on Gulfport’s acreage during the first quarter of 2012. During the first quarter of 2012, Gulfport acquired approximately 3,110 net acres in the emerging horizontal play in Crockett County, Texas. At present, two rigs are active on Gulfport’s acreage in the Permian, drilling ahead on the seventh and eighth gross (2.9 and 3.4 net) wells of 2012, one of which is a horizontal well testing the horizontal drilling potential underlying Gulfport’s acreage in the play. All of Gulfport’s oil and gas interests in the Permian Basin are subject to the contribution agreement discussed above.

Canadian Oil Sands

In the Canadian Oil Sands, Grizzly’s Algar Lake SAGD Project is on budget and on schedule for commissioning in the fourth quarter of 2012 with first production expected to come online by mid-year 2013. During the first quarter of 2012, Grizzly completed the acquisition of 47,720 acres and 824 million barrels of contingent resources through the purchase of its May River property. From an exploratory standpoint, following the 2011/2012 winter drilling program, Grizzly believes it has delineated sufficient resource at Thickwood Hills to support the commercial development of the property and plans to file a project regulatory application in 2012.

Hackberry

At Hackberry, Gulfport drilled seven wells, completing six wells as productive during the first quarter of 2012. In addition, Gulfport performed ten recompletions at the field. At present, Gulfport has two rigs active at Hackberry drilling ahead on the eleventh and twelfth wells of 2012 at the field.

WCBB

At WCBB, Gulfport drilled eight wells, completing seven wells as productive during the first quarter of 2012 with one well waiting on completion. In addition, Gulfport performed eleven recompletions at the field. At present, Gulfport has one rig active at WCBB drilling ahead on the twelfth well of 2012 at the field.

Niobrara

In the Niobrara, Gulfport has concluded the remediation process on the first of the three gross (1.5 net) vertical wells drilled during 2011. The Ellgen 11-10-1 averaged approximately 70 barrels of oil per day during the first 30 days of production subsequent to the remediation with relatively low production decline. Gulfport has processed the data from its 3-D seismic survey and has identified a number of drilling locations within its Craig Dome prospect.

2012 Guidance

As a result of revised timing assumptions surrounding completion procedures in the Utica Shale, Gulfport currently estimates 2012 production to be in the range 2.9 million to 3.1 million BOE. Second quarter 2012 production is currently estimated to be in the range of 627,900 to 646,100 BOE. 2012 budgeted exploration and production capital expenditures for 2012, excluding acquisitions, are estimated to be in the range of $206 million to $221 million. For 2012, Gulfport projects lease operating expense to be in the range of $8.00 to $9.50 per BOE, general and administrative expense to be between $3.50 to $4.25 per BOE, production taxes to be between 10.0% to 10.5% of revenues and depreciation, depletion and amortization expense to be in the range of $32.00 to $34.00 per BOE. These estimates do not give effect to our recently announced proposed contribution of our Permian assets to Diamondback Energy.

GULFPORT ENERGY CORPORATION

2012 GUIDANCE

Year Ending
12/31/2012
Forecasted Production
Oil Equivalent—BOE	2,900,000 - 3,100,000
Average Daily Oil Equivalent—BOEPD	7,923 - 8,470

Projected Year-Over-Year Production Increase¹	24% - 33%

Projected Cash Operating Costs per BOE
Lease Operating Expense—$/BOE	$8.00 - $9.50
Production Taxes—% of Revenue	10.0% - 10.5%
General and Administrative—$/BOE	$3.50 - $4.25

Depreciation, Depletion and Amortization per BOE	$32.00 - $34.00

Budgeted Capital Expenditures—In Millions:²
West Cote Blanche Bay	$42 - $45
Hackberry	$24 - $26
Permian	$23 - $25
Niobrara	$5 - $6
Grizzly	$40 - $43
Utica	$72 - $76

Total Budgeted Capital Expenditures	$206 - $221

¹	Based upon 2011 actual production of 2.33 million BOE and the 2012 forecasted production
²	Excludes amounts for infrastructure, vertical integration projects and acquisitions

In addition to its 2012 budgeted exploration and production capital expenditures, Gulfport plans to spend approximately $30 million to $35 million on infrastructure and vertical integration projects primarily related to its position in the Utica Shale.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call on May 9, 2012 at 12:00 PM Central Time to discuss its first quarter 2012 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 877-291-1287 or 973-409-9250 for international callers. The passcode for the call is 66860365. A replay of the call will be available for two weeks at 855-859-2056 or 404-537-3406 for international callers. The replay passcode is 66860365. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and in the Permian Basin in West Texas. Gulfport has also acquired acreage positions in the Niobrara Formation of Western Colorado and the Utica Shale of Eastern Ohio. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC and has interests in entities that operate in Southeast Asia, including the Phu Horm gas field in Thailand.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as Gulfport’s pending contribution of all of its oil and gas interests in the Permian Basin to Diamondback Energy discussed above, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; completion of Gulfport’s pending contribution discussed above and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activities before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Oil Sands Reserves and Resource Notes:

(1) Proved reserves are defined in the Canadian Oil and Gas Evaluation Handbook (the “COGE Handbook”) as those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated Proved reserves.

(2) Probable reserves are defined in the COGE Handbook as those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

(3) Contingent Resources are defined in the COGE Handbook as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies.

(4) Prospective Resources are defined in the COGE Handbook as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.

(5) Best Estimate as defined in the COGE Handbook is considered to be the best estimate of the quantity that will actually be recovered from the accumulation. If probabilistic methods are used, this term is a measure of central tendency of the uncertainty distribution (P50).

(6) It should be noted that reserves, Contingent Resources and Prospective Resources involve different risks associated with achieving commerciality. There is no certainty that it will be commercially viable for Grizzly to produce any portion of the Contingent Resources. There is no certainty that any portion of Grizzly’s Prospective Resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the Prospective Resources. Grizzly’s Prospective Resource estimates discussed in this press release have been risked for the chance of discovery but not for the chance of development and hence are considered by Grizzly as partially risked estimates.

Investor & Media Contact:

Paul K. Heerwagen

Director, Investor Relations

pheerwagen@gulfportenergy.com

(405) 242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Oil and condensate sales	$64,004,000	$45,196,000
Gas sales	613,000	720,000
Natural gas liquids sales	806,000	659,000
Other income (expense)	38,000	63,000

	65,461,000	46,638,000

Costs and expenses:
Lease operating expenses	5,849,000	4,653,000
Production taxes	7,769,000	5,507,000
Depreciation, depletion, and amortization	21,395,000	12,158,000
General and administrative	3,009,000	2,056,000
Accretion expense	176,000	159,000

	38,198,000	24,533,000

INCOME FROM OPERATIONS:	27,263,000	22,105,000

OTHER (INCOME) EXPENSE:
Interest expense	153,000	653,000
Interest income	(27,000)	(38,000)
Loss from equity method investments	268,000	316,000

	394,000	931,000

INCOME BEFORE INCOME TAXES	26,869,000	21,174,000

INCOME TAX EXPENSE:	—	—

NET INCOME	$26,869,000	$21,174,000

NET INCOME PER COMMON SHARE:

Basic	$0.48	$0.47

Diluted	$0.48	$0.47

Basic weighted average shares outstanding	55,626,208	44,724,976

Diluted weighted average shares outstanding	56,247,609	45,125,019

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Net Income	$26,869,000	$21,174,000
Interest expense	153,000	653,000
Income tax expense	—	—
Accretion expense	176,000	159,000
Depreciation, depletion, and amortization	21,395,000	12,158,000

EBITDA	$48,593,000	$34,144,000

	Three Months Ended
	March 31, 2012	March 31, 2011
Cash provided by operating activities	$69,429,000	$28,288,000
Adjustments:
Changes in operating assets and liabilities	(19,662,000)	5,670,000

Operating Cash Flow	$49,767,000	$33,958,000